Exhibit 4.3

Specimen form of certificate representing
Common Stock of Amtech Systems, Inc.

NUMBER		SHARES

AS
_______________________		_______________________
AMTECH SYSTEMS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF ARIZONA
CUSIP
_______________________
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE $.01 PAR VALUE COMMON STOCK OF

AMTECH SYSTEMS, INC.

transferable on the books of the Corporation by the holder hereby, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or accompanied by a proper assignment.  This certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation and the Bylaws of the Corporation, and all amendments thereto, copies of which are on file a t the principal office of the corporation and the Transfer Agent, to all of which the holder of this Certificate by acceptance hereof assents.  This Certificate is not valid unless countersigned by the Transfer Agent.

          IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be hereunto affixed.

          Dated:

Amtech Systems, Inc. Corporate Seal 1981 * Arizona

Secretary		President

COUNTERSIGNED by:
COMPUTERSHARE TRUST COMPANY, INC. - DENVER
TRANSFER AGENT AND REGISTRAR

AMTECH SYSTEMS, INC.

TRANSFER FEE:   $15.00 PER NEW CERTIFICATE ISSUED

          The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT-____Custodial_____
TEN ENT	-as tenants by the entireties	_____(Cust)_____(Minor)
JT TEN	-as joint tenants with right of	Under Uniform Gifts to Minors
	survivorship and not as tenants	Act_________________________
	in common	(State)

Additional abbreviations may also be used though not in the above list.
___________________________________________________________________________________________________________

For Value Received, ____________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________

___________________________________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING SIP CODE, OF ASSIGNEE)

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________
Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________________________________________________
attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated
_______________________________

__________________________________________________________________________

__________________________________________________________________________
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER

Signature(s) Guaranteed.

____________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement, dated as of May 17, 1999 (the “Rights Agreement”), between Amtech Systems, Inc. and American Securities Transfer & Trust, Inc., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Amtech Systems, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Amtech Systems, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.